File No. 811-08842

As filed with the Securities and Exchange Commission on August 16, 2002.



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM N-1A

                             REGISTRATION STATEMENT

                                      UNDER

                       THE INVESTMENT COMPANY ACT OF 1940



                                Amendment No. 11




                          BBH U.S. MONEY MARKET PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)



                       63 Wall Street, New York, NY 10005
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, Including Area Code: (800) 625-5759


                              Timothy J. Connelly
                                 50 Milk Street
                          Boston, Massachusetts 02109

                    (Name and Address of Agent for Service)

                       Copy to: John E. Baumgardner, Esq.
                               Sullivan & Cromwell
                                125 Broad Street
                               New York, NY 10004


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                                EXPLANATORY NOTE

         This Amendment to the Registration Statement on Form N-1A (the "Registration Statement") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933 (the "1933 Act") because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A

         Responses to Items 1 through 3 and 9 have been omitted pursuant to Item 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. Investment Objective, Principal Investment Strategies and Related Risks.

     The investment objective of the Portfolio is to provide investors with as high a level of income as is consistent with the preservation of capital and the maintenance of liquidity.

         The investment objective of the Portfolio is a fundamental policy and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Portfolio. As used in this Registration Statement, the term "majority of the outstanding voting securities" (as defined in the 1940 Act) currently means the vote of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or
(ii) more than 50% of the outstanding voting securities, whichever is less. However, the investment policies as described below are not fundamental and may be changed without such approval.

     The Portfolio invests all of its assets in short-term securities denominated in U.S. dollars which, at the time of purchase, are rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g. Moody's Investors Service, Inc., Standard & Poor's Corporation and Fitch) (NRSRO) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Assets of the Portfolio may also be invested in issues that do not carry a short-term rating but fall within the maturity parameters of the Portfolio and carry a long-term debt rating within the two highest debt rating categories by at least two NRSROs. The instruments in which the Investment Adviser may invest include U.S. Government securities and obligations of U.S. and non-U.S. banks (such as certificates of deposit and fixed time deposits), commercial paper, repurchase agreements, reverse repurchase agreements, when-issued and delayed delivery securities, bonds issued by U.S. corporations and obligations of certain supranational organizations. At least 80% of the securities in the Portfolio will be issued in the U.S.

 PRINCIPAL RISK FACTORS

         The principal risks of investing in the Portfolio and the circumstances reasonably likely to adversely affect an investment are described below. An investor may lose money by investing in the Portfolio.

o        Market Risk:

         The price of a debt security will fluctuate in response to changes in interest rates. A major change in interest rates, a default on an investment held by the Portfolio or a significant decline in the value of the Portfolio's investment could cause the value of your investment in the Portfolio, or its yield, to decline. In general, short-term securities have relatively small fluctuations in price in a response to general changes in interest rates.

o        Interest Rate Risk:

         Investing in the highest quality short-term instruments may result in a lower yield than investing in lower quality or longer-term instruments.

o        Credit Risk:

       Credit risk refers to the likelihood that an issuer will default on interest or principal payments. The Portfolio invest in high quality debt securities, which limit the exposure to credit risk. Because the Portfolio invests a significant portion of its assets in bank obligations, the value of these investments and the net assets of the Portfolio could decline more dramatically as a result of adverse events affecting the bank industry.

o        Foreign Investment Risk:

      Non-U.S. securities are subject to additional risks such as adverse political, social and economic developments abroad, different kinds and levels of market and issuer regulations and the different characteristics of overseas economies and markets. There may be rapid changes in the values of these securities.

         Investments in the Portfolio are neither insured nor guaranteed by the U.S. Government. Interests in the Portfolio are not deposits or obligations of, or guaranteed by, Brown Brothers Harriman & Co. or any other bank, and the interests are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other federal, state or other governmental agency.

ITEM 6.  Management, Organization and Capital Structure.

         The Investment Adviser is Brown Brothers Harriman & Co., Private Bankers, a New York limited partnership established in 1818. The firm is subject to examination and regulation by the Superintendent of Banks of the State of New York and by the Department of Banking of the Commonwealth of Pennsylvania. The firm is also subject to supervision and examination by the Commissioner of Banks of the Commonwealth of Massachusetts.

     The Investment Adviser provides investment advice and portfolio management services to the Portfolio. Subject to the general supervision of the Portfolio's Trustees, Brown Brothers Harriman & Co. makes the day-to-day investment decisions for the Portfolio, places the purchase and sale orders for the portfolio transactions, and generally manages the Portfolio's investments. The Investment Adviser provides a broad range of investment management services for customers in the United States and abroad. At September 30, 2001, it managed total assets of approximately $37 billion.

       As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by Brown Brothers Harriman under the Investment Advisory Agreement, Brown Brothers Harriman receives from the Portfolio an annual fee, computed daily and payable monthly, equal to 0.10% of the average daily net assets of the Portfolio. An affiliate of Brown Brothers Harriman & Co. receives annual administration fees from the Portfolio equal to 0.035% of the average daily net assets of the Portfolio.


ITEM 7.  Investor Information.

     The net asset value of the Portfolio is normally determined each day the New York Stock Exchange is open for regular trading and New York banks are open for business. This determination is made once each business day as of 4:00 p.m. New York time.

         The Portfolio's assets are valued by using the amortized cost method of valuation. This method involves valuing a security at its cost at the time of purchase and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The market value of the securities held by the Portfolio fluctuates on the basis of the creditworthiness of the issuers of such securities and on the levels of interest rates generally. While the amortized cost method provides certainty in valuation, it may result in periods when the value so determined is higher or lower than the price the Portfolio would receive if the security were sold.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may only be made by other investment companies, insurance company separate accounts, common or commingled trust funds, or similar organizations or entities which are "accredited investors" as defined in Rule 501 under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

         An investment in the Portfolio may be made without a sales load. All investments are made at net asset value next determined after an order is received in "good order" by the Portfolio. The net asset value of the Portfolio is determined once on each business day.

         There is no minimum initial or subsequent investment in the Portfolio. However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Custodian by a Federal Reserve Bank).

         The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.

         An investor in the Portfolio may reduce all or any portion of its investment at the net asset value next determined after a request in "good order" is furnished by the investor to the Portfolio. The proceeds of a reduction will be paid by the Portfolio in federal funds normally on the next Portfolio Business Day after the reduction is effected, but in any event within seven days. Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any reduction may be suspended or the payment of the proceeds therefrom postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on the New York Stock Exchange is restricted or, to the extent otherwise permitted by the 1940 Act if an emergency exists.

         The Portfolio reserves the right under certain circumstances, such as accommodating requests for substantial withdrawals or liquidations, to pay distributions in kind to investors (i.e., to distribute portfolio securities as opposed to cash). If securities are distributed, an investor could incur brokerage, tax or other charges in converting the securities to cash. In addition, distribution in kind may result in a less diversified portfolio of investments or adversely affect the liquidity of the Portfolio.

ITEM 8.  Distribution Arrangements.

         Not applicable.

ADDITIONAL INVESTMENT INFORMATION

       Investment Securities. The Portfolio will comply with CFTC Rule 1.25 which governs the investment of customer funds as defined in the Commodity Exchange Act.

       U.S. Government Securities. The Portfolio may invest in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States.

     Bank Obligations. The Portfolio may invest in U.S. dollar-denominated high quality securities. These securities include negotiable certificates of deposit and fixed time deposits of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof. The Portfolio's investments also include obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches. (The Portfolio may only invest in obligations of such non-U.S. banks if such bank has more than $500 million in total assets).

       Commercial Paper. The Portfolio may invest in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand.

       Repurchase Agreements. A repurchase agreement is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The Portfolio always receives as collateral securities which are eligible securities for the Portfolio to purchase.

       Other Obligations. Assets of the Portfolio may be invested in bonds and asset-backed securities, with maturities not exceeding thirteen months, issued by U.S. corporations.

                                     PART B

ITEM 10.  COVER PAGE.

     The Portfolio's June 30, 2001 annual report filed with the Securities and Exchange Commission pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is incorporated herein by reference.


         TABLE OF CONTENTS.                                   PAGE

         Portfolio History . . . . . . . . . . .                B-
         Description of Portfolio and Its Investments and Risks B-
         Management of the Portfolio . . . . . . . . . . . . .  B-
         Control Persons and Principal Holders
         of Securities . . . . . . . . . . . . . . . . . . . .  B-
         Investment Advisory and Other Services  . . . . . . .  B-
         Brokerage Allocation and Other Practices  . . . . . .  B-
         Capital Stock and Other Securities  . . . . . . . . .  B-
         Purchase, Redemption and Pricing of
         Securities Being Offered. . . . . . . . . . . . . . .  B-
         Tax Status  . . . . . . . . . . . . . . . . . . . . .  B-
         Underwriters  . . . . . . . . . . . . . . . . . . . .  B-
         Calculations of Performance Data  . . . . . . . . . .  B-
         Financial Statements  . . . . . . . . . . . . . . . .  B-


ITEM 11.  PORTFOLIO HISTORY.

         The Portfolio was organized as a trust under the laws of the State of New York on June 15, 1993.


ITEM 12.  DESCRIPTION OF PORTFOLIO AND ITS INVESTMENTS AND RISKS.

       The investment objective of the Portfolio (the "Portfolio") is to achieve as high a level of current income as is consistent with the preservation of capital and the maintenance of liquidity.

     Brown  Brothers  Harriman  is  the  Portfolio's   investment  adviser  (the
"Investment Adviser").


   INVESTMENT POLICIES

        The Portfolio pursues its investment objective by investing in high quality, short-term money market instruments. For these purposes, the Portfolio adheres to the following operating policies (which may be changed without investor approval):

o Interest Rate Risk Control. The average maturity of the Portfolio will be limited to 60 days. Rule 2a-7 under the Investment Company Act of 1940 ("Rule 2a-7") and CFTC Rule 1.25 guidelines currently limit the average maturity of a money market fund to 90 days.

o Liquidity. The Portfolio will maintain a minimum of 20% of its net assets in securities with a time to maturity of 7 days or less.

o Issuer Diversification. The Portfolio will not invest more than 3% of its net assets in one or more securities with a time to maturity longer than 7 days issued by a non-Government issuer. Rule 2a-7 and CFTC Rule 1.25 guidelines currently allow issuer concentrations of 5%.

o Credit Quality. The Portfolio will maintain a minimum of 50% of its net assets in securities rated A1+ by Standard & Poor's, and invest the balance of its assets in securities rated A1. Government securities, repurchase agreements and securities maturing in 7 days or less will be considered A1+ for these purposes.

         There can be no assurance that the Portfolio's investment objective will be achieved.

         The following supplements the information regarding the investment objective of the Portfolio and the policies to be employed to achieve this objective as set forth above and in Part A. Shareholder composition may fluctuate between individual investors and institutional investors and their underlying interest holders (e.g., futures commission merchants), and one or more such interest holders could at any given time hold a significant percentage of the outstanding shares of one or more of the Portfolio's investors. A large scale redemption by such an investor could cause the Portfolio to sell certain assets at an inopportune time.


                           U.S. GOVERNMENT SECURITIES

         Assets of the Portfolio may be invested in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. These securities, including those which are guaranteed by federal agencies or instrumentalities, may or may not be backed by the "full faith and credit" of the United States. In the case of securities not backed by the full faith and credit of the United States, it may not be possible to assert a claim against the United States itself in the event the agency or instrumentality issuing or guaranteeing the security for ultimate repayment does not meet its commitments. Securities which are not backed by the full faith and credit of the United States include, but are not limited to, securities of the Tennessee Valley Authority, the Federal National Mortgage Association (FNMA), the U.S. Postal Service and the Resolution Funding Corporation (REFCORP), each of which has a limited right to borrow from the U.S. Treasury to meet its obligations, and securities of the Federal Farm Credit System, the Federal Home Loan Banks, the Federal Home Loan Mortgage Corporation (FHLMC) and the Student Loan Marketing Association, the obligations of each of which may be satisfied only by the individual credit of the issuing agency. Securities which are backed by the full faith and credit of the United States include Treasury bills, Treasury notes, Treasury bonds and pass through obligations of the Government National Mortgage Association (GNMA), the Farmers Home Administration and the Export-Import Bank. There is no percentage limitation with respect to investments in U.S. Government securities.

                                BANK OBLIGATIONS

       Assets of the Portfolio may be invested in U.S. dollar-denominated negotiable certificates of deposit, fixed time deposit of banks, savings and loan associations and savings banks organized under the laws of the United States or any state thereof, including obligations of non-U.S. branches of such banks, or of non-U.S. banks or their U.S. or non-U.S. branches, provided that in each case, such bank has more than $500 million in total assets, and has an outstanding short-term debt issue rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. There is no additional percentage limitation with respect to investments in negotiable certificates of deposit, fixed time deposits of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks. Since the Portfolio may contain U.S. dollar-denominated certificates of deposit, fixed time deposits that are issued by non-U.S. banks and their non-U.S. branches, the Portfolio may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. Issuers of non-U.S. bank obligations may be subject to less stringent or different regulations than are U.S. bank issuers, there may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S. issuers. Income earned or received by the Portfolio from sources within countries other than the United States may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States, however, may reduce or eliminate such taxes. All such taxes paid by the Portfolio would reduce its net income available for distribution to its investors; however, the Investment Adviser would consider available yields, net of any required taxes, in selecting securities of non-U.S. issuers. While early withdrawals are not contemplated, fixed time deposits are not readily marketable and may be subject to early withdrawal penalties, which may vary. Assets of the Portfolio are not invested in obligations of Brown Brothers Harriman & Co., or Signature Financial Group, Inc., or in the obligations of the affiliates of any such organization. Assets of the Portfolio are also not invested in fixed time deposits with a maturity of over seven calendar days, or in fixed time deposits with a maturity of from two business days to seven calendar days if more than 10% of the Portfolio's net assets would be invested in such deposits.

                                COMMERCIAL PAPER

         Assets of the Portfolio may be invested in commercial paper including variable rate demand master notes issued by U.S. corporations or by non-U.S. corporations which are direct parents or subsidiaries of U.S. corporations. Master notes are demand obligations that permit the investment of fluctuating amounts at varying market rates of interest pursuant to arrangements between the issuer and a U.S. commercial bank acting as agent for the payees of such notes. Master notes are callable on demand, but are not marketable to third parties. Consequently, the right to redeem such notes depends on the borrower's ability to pay on demand. At the date of investment, commercial paper must be rated within the highest rating category for short-term debt obligations by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees. Any commercial paper issued by a non-U.S. corporation must be U.S. dollar-denominated and not subject to non-U.S. withholding tax at the time of purchase. Aggregate investments in non-U.S. commercial paper of non-U.S. issuers cannot exceed 10% of the Portfolio's net assets. Since the Portfolio may contain commercial paper issued by non-U.S. corporations, it may be subject to additional investment risks with respect to those securities that are different in some respects from obligations of U.S. issuers, such as currency exchange control regulations, the possibility of expropriation, seizure or nationalization of non-U.S. deposits, less liquidity and more volatility in non-U.S. securities markets and the impact of political, social or diplomatic developments or the adoption of other foreign government restrictions which might adversely affect the payment of principal and interest on securities held by the Portfolio. If it should become necessary, greater difficulties might be encountered in invoking legal processes abroad than would be the case in the United States. There may be less publicly available information about a non-U.S. issuer, and non-U.S. issuers generally are not subject to uniform accounting and financial reporting standards, practices and requirements comparable to those applicable to U.S.
issuers.


BORROWING

     The 1940 Act permits a registered investment company to borrow money from banks, so long as it maintains asset coverage of 300% for all outstanding borrowings. Funds must reduce the amount of their borrowings within three days if their asset coverage falls below 300%. As a general matter, a fund that borrows money is susceptible to the risk of having to sell portfolio securities at an inopportune time in order to maintain the 300% asset coverage ratio required by the 1940 Act. Borrowing may also exaggerate the impact on a fund of any increase or decrease in the value of its investments (which would have a corresponding effect on the fund's share value). Money borrowed is also subject to interest costs.



                              REPURCHASE AGREEMENTS

       A repurchase agreement is an agreement in which the seller (the "Lender") of a security agrees to repurchase from the Portfolio the security sold at a mutually agreed upon time and price. As such, it is viewed as the lending of money to the Lender. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. The rate is effective for the period of time assets of the Portfolio are invested in the agreement and is not related to the coupon rate on the underlying security. The period of these repurchase agreements is usually short, from overnight to one week, and at no time are assets of the Portfolio invested in a repurchase agreement with a maturity of more than one year. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of one year from the effective date of the repurchase agreement. The Portfolio always receives as collateral, securities which are eligible securities for the Portfolio to purchase. Collateral is marked to the market daily and has a market value including accrued interest at least equal to 100% of the dollar amount invested on behalf of the Portfolio in each agreement along with accrued interest. Payment for such securities is made for the Portfolio only upon physical delivery or evidence of book entry transfer to the account of

State Street Bank and Trust Company, the Portfolio's Custodian. If the Lender defaults, the Portfolio might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the Lender, realization upon the collateral on behalf of the Portfolio may be delayed or limited in certain circumstances. A repurchase agreement with more than seven days to maturity may not be entered into for the Portfolio if, as a result, more than 10% of the Portfolio's net assets would be invested in such repurchase agreement together with any other investment for which market quotations are not readily available.


                          REVERSE REPURCHASE AGREEMENTS

         Reverse repurchase agreements may be entered into only with a "primary dealer" (as designated by the Federal Reserve Bank of New York) in U.S. Government securities. This is an agreement in which the Portfolio agrees to repurchase securities sold by it at a mutually agreed upon time and price. As such, it is viewed as the borrowing of money for the Portfolio. Proceeds of borrowings under reverse repurchase agreements are invested for the Portfolio. This is the speculative factor known as "leverage". If interest rates rise during the term of a reverse repurchase agreement utilized for leverage, the value of the securities to be repurchased for the Portfolio as well as the value of securities purchased with the proceeds will decline. In these circumstances, the Portfolio's entering into reverse repurchase agreements may have a negative impact on the ability to maintain an investor's stable net asset value per share. Proceeds of a reverse repurchase transaction are not invested for a period which exceeds the duration of the reverse repurchase agreement. A reverse repurchase agreement is not entered into for the Portfolio if, as a result, more than one-third of the market value of the Portfolio's total assets, less liabilities other than the obligations created by reverse repurchase agreements, is engaged in reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, the amount of the Portfolio's obligations created by reverse repurchase agreements is reduced within three days thereafter (not including weekends and holidays) or such longer period as the Securities and Exchange Commission may prescribe, to an extent that such obligations do not exceed, in the aggregate, one-third of the market value of the Portfolio's assets, as defined above. A segregated account with the Custodian is established and maintained for the Portfolio with liquid assets in an amount at least equal to the Portfolio's purchase obligations under its reverse repurchase agreements. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the purchase obligations.

                  WHEN-ISSUED AND DELAYED DELIVERY SECURITIES

         Securities may be purchased for the Portfolio on a when-issued or delayed delivery basis. For example, delivery and payment may take place a month or more after the date of the transaction. The purchase price and the interest rate payable on the securities are fixed on the transaction date. The securities so purchased are subject to market fluctuation and no interest accrues to the Portfolio until delivery and payment take place. At the time the commitment to purchase securities for the Portfolio on a when-issued or delayed delivery basis is made, the transaction is recorded and thereafter the value of such securities is reflected each day in determining the Portfolio's net asset value. At the time of its acquisition, a when-issued security may be valued at less than the purchase price. Commitments for such when-issued securities are made only when there is an intention of actually acquiring the securities. To facilitate such acquisitions, a segregated account with the Custodian is maintained for the Portfolio with liquid assets in an amount at least equal to such commitments. Such a segregated account consists of liquid high grade debt securities marked to the market daily, with additional liquid assets added when necessary to insure that at all times the value of such account is equal to the commitments. On delivery dates for such transactions, such obligations are met from maturities or sales of the securities held in the segregated account and/or from cash flow. If the right to acquire a when-issued security is disposed of prior to its acquisition, the Portfolio could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. When-issued commitments for the Portfolio may not be entered into if such commitments exceed in the aggregate 15% of the market value of the Portfolio's total assets, less liabilities other than the obligations created by when-issued commitments.

                                OTHER OBLIGATIONS

       Assets of the Portfolio may be invested in bonds and asset-backed securities, with maturities not exceeding thirteen months, issued by U.S. corporations which at the date of investment are rated within the highest short-term rating category for such obligations or the two highest long-term rating categories by at least two (unless only rated by one) nationally recognized statistical rating organizations (e.g., Moody's and S&P) or, if unrated, are of comparable quality as determined by or under the direction of the Portfolio's Board of Trustees.

         Assets of the Portfolio may also be invested in obligations of the International Bank for Reconstruction and Development which may be supported by appropriated but unpaid commitments of its member countries, although there is no assurance that these commitments will be undertaken in the future. However, assets of the Portfolio may not be invested in obligations of the Inter-American Development Bank or the Asian Development Bank.


                          LOANS OF PORTFOLIO SECURITIES

         Loans of portfolio securities up to 30% of the total value of the Portfolio are permitted and may be entered into for not more than one year. These loans must be secured continuously by cash or equivalent collateral or by an irrevocable letter of credit in favor of the Portfolio at least equal at all times to 100% of the market value of the securities loaned plus accrued income. By lending securities, the Portfolio's income can be increased by its continuing to receive income on the loaned securities as well as by the opportunity to receive interest on the collateral. Any appreciation or depreciation in the market price of the borrowed securities which occurs during the term of the loan inures to the Portfolio and its investors.

     Reasonable finders' and custodial fees may be paid in connection with a loan. In addition, all facts and circumstances, including the creditworthiness of the borrowing financial institution, are considered before a loan is made and no loan is made in excess of one year. There is the risk that a borrowed security may not be returned to the Portfolio. Securities of the Portfolio are not loaned to Brown Brothers Harriman or to any affiliate of the Portfolio, its investors or Brown Brothers Harriman.


                             INVESTMENT RESTRICTIONS

         The Portfolio is operated under the following investment restrictions which are deemed fundamental policies and may be changed only with the approval of the holders of a "majority of the outstanding voting securities" as defined in the Investment Company Act of 1940, as amended (the "1940 Act"), of the Portfolio. As used in this Registration Statement, the term "majority of the outstanding voting securities" (as defined in the 1940 Act) currently means the vote of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present in person or represented by proxy; or (ii) more than 50% of the outstanding voting securities, whichever is less.


     The Portfolio may not:




     (1)enter into repurchase agreements with more than seven days to maturity if, as a result thereof, more than 10% of the market value of its net assets would be invested in such repurchase agreements together with any other investment for which market quotations are not readily available;

     (2) enter into reverse repurchase agreements which, including any borrowings under Investment Restriction No. 3, exceed, in the aggregate, one-third of the market value of its total assets, less liabilities other than obligations created by reverse repurchase agreements. In the event that such agreements exceed, in the aggregate, one-third of such market value, it will, within three days thereafter (not including weekends and holidays) or such longer period as the Securities and Exchange Commission may prescribe, reduce the amount of the obligations created by reverse repurchase agreements to an extent that such obligations will not exceed, in the aggregate, one-third of the market value of its assets;


     (3) borrow money, except as permitted by the 1940 Act and rules thereunder;

     (4) enter into when-issued commitments exceeding in the aggregate 15% of the market value of its total assets, less liabilities other than obligations created by when-issued commitments;

     (5) purchase the securities or other obligations of issuers conducting their principal business activity in the same industry if, immediately after such purchase, the value of such investments in such industry would exceed 25% of the value of its total assets. For purposes of industry concentration, there is no percentage limitation with respect to investments in U.S. Government securities and negotiable certificates of deposit, fixed time deposits and bankers' acceptances of U.S. branches of U.S. banks and U.S. branches of non-U.S. banks that are subject to the same regulation as U.S. banks;

     (6) purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of its total assets would be invested in securities or other obligations or any one such issuer. This limitation does not apply to issues of the U.S. Government, its agencies or instrumentalities;

     (7) make loans, except through the purchase or holding of debt obligations, repurchase agreements or loans of portfolio securities in accordance with its investment objective and policies (see "Investment Objective and Policies");

     (8) purchase or sell puts, calls, straddles, spreads, or any combinations thereof; real estate; commodities; commodity contracts or interests in oil, gas or mineral exploration or development programs. However, bonds or commercial paper issued by companies which invest in real estate or interests therein including real estate investment trusts may be purchased;

     (9) purchase securities on margin, make short sales of securities or maintain a short position, provided that this restriction is not deemed to be applicable to the purchase or sale of when-issued securities or of securities for delivery at a future date;

     (10) invest in fixed time deposits with a duration of over seven calendar days, or in fixed time deposits with a duration of from two business days to seven calendar days if more than 10% of its total assets would be invested in such deposits;




     (11) act as an underwriter of securities; or

         (12) issue any senior security (as that term is defined in the 1940
Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

         Except with respect to Investment Restriction No. 2, there will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

     The Portfolio is classified as "diversified" under th 1940 Act, wihch means that at least 75% of its total assets is represented by cash; securities issued by the U.S. Government, its agencies or instrumentalities; and other securities limited in respect of any one issuer to an amount no greater than 5% of the Portfolio's total assets (other than securities issued by the U.S. Government, its agencies or instrumentalities).


     NON-FUNDAMENTAL RESTRICTIONS. The Portfolio does not, as a matter of operating policy, (i) purchase more than 10% of all outstanding debt obligations of any one issuer (other than securities issued by the U.S. Government, its agencies or instrumentalities); (ii) invest more than 10% of its net assets (taken at the greater of cost or market value) in restricted securities; (iii) invest more than 10% of its net assets (taken at the greater of cost or market value) in illiquid securities; (iv) purchase securities of other investment companies, except in connection with a merger, consolidation, reorganization or acquisition of assets, and except that each may invest in securities of other investment companies subject to the restrictions set forth in Section 12(d)(1) of the 1940 Act; or (v) mortgage, pledge or hypothecate any assets except in connection with one or more borrowings described in Investment Restriction No. 3 and in amounts not to exceed 33 1/3% of the value of its total assets at the time of such borrowing. In addition, the Portfolio will not purchase securities while borrowings exceed 5% of its total assets. It is intended that any borrowing by the Portfolio will be to facilitate the orderly sale of portfolio securities and/or to meet redemption requests, and will not be for investment purposes. These policies are not fundamental and may be changed without shareholder approval.


         PERCENTAGE AND RATING RESTRICTIONS. If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the portfolio securities or a later change in the rating of a portfolio security is not considered a violation of policy.


                     BOND, NOTE AND COMMERCIAL PAPER RATINGS

                                  BOND RATINGS

MOODY'S INVESTORS SERVICE, INC. ("MOODY'S")

         Aaa - Bonds rated Aaa are judged to be of the "best quality". Issues rated Aaa may be further modified by the numbers 1, 2 or 3 (3 being the highest) to show relative strength within the rating category.

STANDARD & POOR'S CORPORATION ("S&P")

         AAA - The AAA rating is the highest rating assigned to debt obligations and indicates an extremely strong capacity to pay principal and interest.

                   NOTE AND VARIABLE RATE INVESTMENT RATINGS

         Moody's - MIG-1. Notes rated MIG-1 are judged to be of the best quality, enjoying strong protection from established cash flow of funds for their services or from established and broad-based access to the market for refinancing or both.

         S&P - SP-1. SP-1 denotes a very strong or strong capacity to pay principal and interest. Issues determined to possess overwhelming safety characteristics are given a plus (+) designation (SP-1+).

                       CORPORATE COMMERCIAL PAPER RATINGS

         Moody's - Commercial Paper ratings are opinions of the ability of issuers to repay punctually promissory obligations not having an original maturity in excess of nine months. Prime-1 indicates highest quality repayment capacity of rated issue.

         S&P - Commercial Paper ratings are a current assessment of the likelihood of timely payment of debts having an original maturity of no more than 365 days. Issues rated A-1 have the greatest capacity for timely payment. Issues rated "A-1+" are those with an "overwhelming degree of credit protection."

                              OTHER CONSIDERATIONS

         Among the factors considered by Moody's in assigning bond, note and commercial paper ratings are the following: (i) evaluation of the management of the issuer; (ii) economic evaluation of the issuer's industry or industries and an appraisal of speculative-type risks which may be inherent in certain areas;
(iii) evaluation of the issuer's products in relation to competition and customer acceptance; (iv) liquidity; (v) amount and quality of long-term debt; (vi) trend of earnings over a period of 10 years; (vii) financial strength of a parent company and the relationships which exist with the issuer; and (viii) recognition by management of obligations which may be present or may arise as a result of public interest questions and preparations to meet such obligations.

         Among the factors considered by S&P in assigning bond, note and commercial paper ratings are the following: (i) trend of earnings and cash flow with allowances made for unusual circumstances, (ii) stability of the issuer's industry, (iii) the issuer's relative strength and position within the industry and (iv) the reliability and quality of management.


ITEM 13.  MANAGEMENT OF THE PORTFOLIO.

         The Portfolio's Trustees, in addition to supervising the actions of the Investment Adviser and the Portfolio's administrator, Brown Brothers Harriman Trust Company, (the "Administrator"), as set forth below, decide upon matters of general policy with respect to the Portfolio.

         Because of the services rendered to the Portfolio by the Investment Adviser and the Administrator, the Portfolio requires no employees, and its officers, other than the Chairman, receive no compensation from the Portfolio.

         The Trustees and executive officers of the Portfolio, their business addresses, and principal occupations during the past five years (although their titles may have varied during the period) are:


                            TRUSTEES OF THE PORTFOLIO

     RICHARD L. CARPENTER(4)(5) (aged 68)- Trustee of the Portfolio and the BBH Portfolios(1); Trustee of BBH Trust (since October 1999);
Director of BBH Fund, Inc. (since October 1999); Trustee of Dow
Jones Islamic Market Index Portfolio (since March 1999); Director of BBH Common Settlement Fund, Inc. (since August 2000); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Trustee of Islamic Global Equity Fund (since August 2001); Retired; Director of Internal Investments, Pennsylvania Public School Employees' Retirement System (prior to December 1997). His business address is 10820 North La Quinta Drive, Tucson, AZ 85737.

     CLIFFORD A. CLARK(4) (aged 71) - Trustee of the Portfolio and the BBH Portfolios; Trustee of Dow Jones Islamic Market Index Portfolio (since March
1999); Trustee of BBH Trust (since October 1999); Director of BBH Fund, Inc. (since October 1999); Director of BBH Common Settlement Fund, Inc. (since August
2000); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Trustee of Islamic Global Equity Fund (since August 2001); Retired; His business address is 42 Clowes Drive, Falmouth, MA 02540.

     J.V. SHIELDS, JR.*(5) (aged 63) - Trustee of the Portfolio and the BBH Portfolios (since October 1999); Chairman of the Board and Trustee of BBH Trust; Chairman of the Board and Director of BBH Fund, Inc.; Director of BBH Common Settlement Fund, Inc. (since August 2000); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Managing Director, Chairman and Chief Executive Officer of Shields & Company; Chairman of Capital Management Associates, Inc.; Director of Flowers Industries, Inc.(2). Vice Chairman and Trustee of New York Racing Association. His business address is Shields & Company, 140 Broadway, New York, NY 10005.

     EUGENE P. BEARD(4) (aged 66) - Trustee of the Portfolio and the BBH Portfolios (since October 1999); Trustee of BBH Trust; Director of BBH Fund, Inc.; Director of BBH Common Settlement Fund, Inc.
(since August 2000);  Director of BBH Common Settlement Fund II, Inc. (since May
2001); Executive Vice President - Finance and Operations of The Interpublic Group of Companies. His business address is The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, NY 10020.

     DAVID P. FELDMAN(4)(5) (aged 61) - Trustee of the Portfolio and the BBH Portfolios (since October 1999); Trustee of BBH Trust; Director of BBH Fund, Inc.; Director of BBH Common Settlement Fund, Inc.
(since August 2000);  Director of BBH Common Settlement Fund II, Inc. (since May
2001); Retired; Vice President and Investment Manager of AT&T Investment Management Corporation (prior to October 1997); Director of Dreyfus Mutual Funds, Jeffrey Co. and Heitman Financial. His business address is 3 Tall Oaks Drive, Warren, NJ 07059.

     ALAN G. LOWY(4) (aged 62)- Trustee of the Portfolio and the BBH Portfolios (since October 1999); Trustee of BBH Trust; Director of BBH Fund, Inc.; Director of BBH Common Settlement Fund, Inc. (since August 2000); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Private Investor; Secretary of the Los Angeles County Board of Investments (prior to March 1995). His business address is 4111 Clear Valley Drive, Encino, CA 91436.

     ARTHUR D. MILTENBERGER(4) (aged 62) - Trustee of the Portfolio and the BBH Portfolios (since October 1999); Trustee of BBH Trust; Director of BBH Fund, Inc.; Director of BBH Common Settlement Fund, Inc.
(since August 2000); Director of BBH Common Settlement Fund II, Inc. (since May
2001); Retired, Executive Vice President and Chief Financial Officer of Richard
K. Mellon and Sons (prior to June 1998); Treasurer of Richard King Mellon Foundation (prior to June 1998); Vice President of the Richard King Mellon Foundation; Trustee, R.K. Mellon Family Trusts; General Partner, Mellon Family Investment Company IV, V and VI; Director of Aerostructures Corporation (since
1996) (2). His business address is 195 Darlington Rector Road, Ligonier, PA
15658.

     J. ANGUS IVORY(4) (aged 69) - Trustee of the Portfolio and the BBH Portfolios (since October 1999); Trustee of BBH Trust (since
October 1999); Director of BBH Fund, Inc. (since October 1999);
Trustee of Dow Jones Islamic Market Index Portfolio (since March 1999); Director of BBH Common Settlement Fund, Inc. (since August 2000); Trustee of Islamic Global Equity Fund (since November 2000); Director of BBH Common Settlement Fund II, Inc. (since May 2001); Retired; Director of Brown Brothers Harriman Ltd., subsidiary of Brown Brothers Harriman; Director of Old Daily Saddlery; Advisor, RAF Central Fund; Committee Member, St. Thomas Hospital Pain Clinic (since
1999). His business address is Greenway Farm, Tockenham, Swindon, Wiltshire, SN4 7PP England.


                            OFFICERS OF THE PORTFOLIO


     TIMOTHY J. CONNELLY (age 43) - President (since August 2002); President of BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH Fund, Inc., BBH Trust and the BBH Portfolios (since August 2002); Partner (since January 2001) and Managing Director (since October 1996) of Brown Brothers Harriman & Co. ("BBH & Co.").

     MICHAEL D. MARTINS (age 36) - Vice President, Treasurer, Principal Accounting Officer and Principal Financial Officer (since August 2002); Vice
President,  Treasurer,  Principal  Accounting  Officer and  Principal  Financial
Officer of BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH Fund, Inc., BBH Trust and the BBH Portfolios (since August 2002); Vice President (since April 2002) and Assistant Vice President (since December 1996) of BBH & Co..

     PETER J. GERMAIN (age 43) - Secretary (since August 2002); Secretary of BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH Fund, Inc., BBH Trust and the BBH Portfolios (since August 2002); Senior Vice President, Federated Services Company (since November 1997).

     JUDITH J. MACKIN (age 42) - Vice President and Assistant Secretary (since August 2002); Vice President and Assistant Secretary of BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH Fund, Inc., BBH Trust and the BBH Portfolios (since August 2002); Vice President, Federated Services Company (since November 1997).

     GAIL C. JONES (age 49) - Assistant Secretary (since August 2002); Assistant Secretary of BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH Fund, Inc., BBH Trust and the BBH Portfolios (since August 2002); Corporate Counsel (since January 1997) and Vice President (since January 1999) of Federated Services Company.

     VICTOR SICLARI (age 41) - Assistant Secretary (since August 2002); Assistant Secretary of BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH Fund, Inc., BBH Trust and the BBH Portfolios (since August
2002); Vice President (since March 1996) and Senior Corporate Counsel (since July 1998) of Federated Investors, Inc.

     NANCY D. OSBORN (age 36) - Assistant Secretary (since August 2002); Assistant Secretary of BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH Fund, Inc., BBH Trust and the BBH Portfolios (since August
2002); Associate, BBH & Co. (since April 1996).

     JOHN C. SMITH, II (age 37) - Assistant Treasurer (since August 2002); Assistant Treasurer of BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH Fund, Inc., BBH Trust and the BBH Portfolios (since August
2002); Assistant Vice President (since September 2001), Associate (September 2000 - August 2001) and Senior Analyst (June 1999 - August 2000) of BBH & Co.; Manager, Fund Administration, State Street Bank and Trust Company (June 1997 - May 1999).

     GREGORY LOMAKIN (age 37) - Assistant Treasurer (since August 2002); Assistant Treasurer of BBH Common Settlement Fund, Inc., BBH Common Settlement Fund II, Inc., BBH Fund, Inc., BBH Trust and the BBH Portfolios (since August
2002); Assistant Vice President (since September 2001) and Associate (May 1998 - August 2001) of BBH & Co.; Senior Analyst, Keystone Financial Group (May 1992 - April 1998).

     The address of Messrs. Connelly, Martins, Smith and Lomakin and Ms. Osborn is 59 Wall Street, New York, NY 10005. The address of Messrs. Germain and Siclari, and Mss. Mackin and Jones, is c/o Federated Services Company, 1001 Liberty Avenue, Pittsburgh, PA 15222-3779.


-------------------------

     *Mr. Shields is an "interested" person of the Portfolio because of his affiliation with a registered broker-dealer. Except for Mr. Shields, no Trustee is an "interested" person of the Portfolio as that term is defined in the 1940 Act.


(1) The BBH Portfolios consist of the following active investment companies: BBH U.S. Money Market Portfolio, BBH International Equity Portfolio, BBH U.S. Equity Portfolio, BBH European Equity Portfolio, BBH Pacific Basin Equity Portfolio, BBH High Yield Fixed Income Portfolio, BBH Broad Market Fixed Income Portfolio and BBH Global Equity Portfolio and the following inactive investment companies: BBH U.S. Balanced Growth Portfolio and BBH U.S. Intermediate Tax-Exempt Bond Portfolio.

(2) Shields & Company, Capital Management Associates, Inc. and Flowers Industries, Inc., with which Mr. Shields is associated, are a registered broker-dealer and a member of the New York Stock Exchange, a registered investment adviser, and a diversified food company, respectively.

(3)        Richard K.  Mellon and Sons,  Richard  King Mellon  Foundation,  R.K.
           Mellon Family Trusts, Mellon Family Investment Company IV, V and VI and Aerostructures Corporation, with which Mr. Miltenberger is or has been associated, are a private foundation, a private foundation, a trust, an investment company and an aircraft manufacturer, respectively.

(4)        These Trustees are members of the Audit Committee of the Portfolio.
           The Audit Committee held four meetings during the last fiscal year.

(5) These Trustees are members of the Valuation Committee of the Portfolio. The Valuation Committee held two meetings during the last fiscal year.


TRUSTEES OF THE PORTFOLIO

     The Trustees of the Portfolio receive a base annual fee of $15,000 (except the Chairmen who receive a base annual fee of $20,000) and such base annual fee is allocated among all series of BBH Trust, all series of BBH Fund, Inc. and the Portfolio and any other active Portfolios having the same Board of Trustees based upon their respective net assets. In addition, each series of BBH Trust and BBH Fund, Inc., the Portfolios and any other active Portfolios which has commenced operations pays an annual fee to each Trustee of $1,000.





                                            Pension or                               Total
                           Aggregate        Retirement                               Compensation
                           Compensation     Benefits Accrued  Estimated Annual       from Fund
Name of Person,            from the         as Part of        Benefits upon          Complex Paid
Position                   Portfolio        Fund Expenses     Retirement             to Trustees


J.V. Shields, Jr.,      $7,691         none               none                       $38,500
Trustee

Eugene P. Beard,        $6,018          none                none                     $33,500
Trustee

Richard L. Carpenter,   $6,018          none                none                     $33,500
Trustee

Clifford A. Clark,      $6,018          none                 none                    $33,500
Trustee

David P. Feldman,       $6,018         none                  none                    $33,500
Trustee

J. Angus Ivory,         $6,018          none                   none                  $33,500
Trustee

Alan G. Lowy            $6,018         none                   none                   $33,500
Trustee

Arthur D. Miltenberger, $6,018         none                   none                   $33,500
Trustee



     * The Fund Complex consists of the Portfolio, BBH Trust, BBH Fund, Inc. (which currently consists of eight series) and the seven BBH Portfolios.



     By virtue of the responsibilities assumed by Brown Brothers Harriman under the Investment Advisory Agreement with the Portfolio and by Brown Brothers Harriman Trust Company under the Administration Agreement with the Portfolio (see "Investment Adviser" and "Administrator"), the Portfolio requires no employees other than its officers, and none of its officers devote full time to the affairs of the Portfolio or, other than the Chairman, receive any compensation from the Portfolio.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.



     As of September 30, 2001 BBH Money Market Fund (the "Fund"), a series of BBH Trust owned 48.34% of the outstanding beneficial interests in the Portfolio. BBH Common Settlement Fund, Inc. owned 24.56% of the outstanding beneficial interests in the Portfolio. BBH Common Settlement Fund II, Inc. owned 15.52% of the outstanding beneficial interests in the Portfolio. Investors owning greater than 25% of the outstanding beneficial interests in the Portfolio have informed the Portfolio that whenever such investor is requested to vote on matters pertaining to the Portfolio, such investor will hold a meeting of its investors and will cast its votes as instructed by those investors.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

     INVESTMENT ADVISER. Under its Investment Advisory Agreement with the Portfolio, subject to the general supervision of the Portfolio's Trustees and in conformance with the stated policies of the Portfolio, Brown Brothers Harriman provides investment advice and portfolio management services to the Portfolio. In this regard, it is the responsibility of Brown Brothers Harriman & Co. to make the day-to-day investment decisions for the Portfolio, to place the purchase and sale orders for portfolio transactions and to manage, generally, the Portfolio's investments.

     The Investment Advisory Agreement between Brown Brothers Harriman and the Portfolio is dated December 15, 1993, as subsequently amended and restated, and remains in effect for two years from such date and thereafter, but only as long as the agreement is specifically approved at least annually (i) by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio, or by the Portfolio's Trustees, and (ii) by a vote of a majority of the Trustees of the Portfolio who are not parties to the Investment Advisory Agreement or "interested persons" (as defined in the 1940
Act) of the Portfolio ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement was most recently approved by the Independent Trustees on November 9, 2000. The Investment Advisory Agreement terminates automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Portfolio on 60 days' written notice to Brown Brothers Harriman & Co. and by Brown Brothers Harriman & Co. on 90 days' written notice to the Portfolio.

     The investment advisory fee paid to the Investment Adviser is calculated daily and paid monthly at an annual rate equal to 0.10% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 1999, 2000 and 2001, the Portfolio incurred $1,593,123, $1,974,749 and $1,833,120 respectively, for advisory services.


     The investment advisory services of Brown Brothers Harriman to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. Brown Brothers Harriman is free to and does render investment advisory services to others, including other registered investment companies.

     Pursuant to a license agreement between the Portfolio and Brown Brothers Harriman dated May 9, 2000, the Portfolio may continue to use in its name BBH. The agreement may be terminated by Brown Brothers Harriman at any time upon written notice to the Portfolio upon the expiration or earlier termination of any investment advisory agreement between the Portfolio and Brown Brothers Harriman Termination of the agreement would require the Portfolio to change its name to eliminate all reference to BBH.


         ADMINISTRATOR.

         Brown Brothers Harriman Trust Company, LLC acts as administrator of the Portfolio. Brown Brothers Harriman Trust Company, LLC is a wholly-owned subsidiary of of Brown Brothers Harriman.

         Brown Brothers Harriman Trust Company, LLC in its capacity as Administrator, administers all aspects of the Portfolio's operations subject to the supervision of the Trustees except as set forth above under "Investment Adviser". In connection with its responsibilities as Administrator and at its own expense, Brown Brothers Harriman Trust Company, LLC (i) provides the Portfolio with the services of persons competent to perform such supervisory, administrative and clerical functions as are necessary in order to provide effective administration of the Portfolio, including the maintenance of certain books and records, receiving and processing requests for increases and decreases in the beneficial interests in the Portfolio, notification to the Investment Adviser of available funds for investment, reconciliation of account information and balances between the Custodian and the Investment Adviser, and processing, investigating and responding to investor inquiries; (ii) oversees the performance of administrative and professional services to the Portfolio by others, including the Custodian; (iii) provides the Portfolio with adequate office space and communications and other facilities; and (iv) prepares and/or arranges for the preparation, but does not pay for, the periodic updating of the Portfolio's Registration Statement for filing with the Securities and Exchange Commission and the preparation of tax returns for the Portfolio and reports to investors and the Securities and Exchange Commission.


     For the services rendered to the Portfolio and related expenses borne by Brown Brothers Harriman Trust Company, LLC as Administrator of the Portfolio, Brown Brothers Harriman Trust Company, LLC receives from the Portfolio an annual fee, computed daily and payable monthly, equal to 0.035% of the Portfolio's average daily net assets. For the fiscal years ended June 30, 1999, 2000 and 2001, the Portfolio incurred $371,729, $460,775 and $642,049 respectively, for administrative services.


         The Administration Agreement between the Portfolio and Brown Brothers Harriman Trust Company, LLC (dated March 1, 1999) will remain in effect for two years from the date thereof and thereafter, but only so long the agreement is specifically approved at least annually in the same manner as the Investment Advisory Agreement (see "Investment Adviser"). The Independent Trustees most recently approved the Portfolio's Administration Agreement on November 9, 2000. The agreement will terminate automatically if assigned by either party thereto and is terminable with respect to the Portfolio at any time without penalty by a vote of a majority of the Trustees of the Portfolio or by a vote of the holders of a "majority of the outstanding voting securities" (as defined in the 1940
Act) of the Portfolio. The Portfolio's Administration Agreement is terminable by the Trustees of the Portfolio or by investors in the Portfolio on 60 days' written notice to Brown Brothers Harriman Trust Company, LLC. The agreement is terminable by the Administrator on 90 days' written notice to the Portfolio.

       Pursuant to a Subadministrative Services Agreement with Brown Brothers Harriman Trust Company, 59 Wall Street Administrators, Inc. performs such subadministrative duties for the Portfolio as are from time to time agreed upon by the parties. The offices of 59 Wall Street Administrators are located at 21 Milk Street, Boston, MA 02109. 59 Wall Street Administrators is a wholly-owned subsidiary of Signature Financial Group, Inc. 59 Wall Street Administrators's subadministrative duties may include providing equipment and clerical personnel necessary for maintaining the organization of the Portfolio, participation in the preparation of documents required for compliance by the Portfolio with applicable laws and regulations, preparation of certain documents in connection with meetings of Trustees of and investors in the Portfolio, and other functions that would otherwise be performed by the Administrator as set forth above. For performing such subadministrative services, 59 Wall Street Administrators receives such compensation from the Portfolio as is from time to time agreed upon, but not in excess of the amount paid to the Administrator from the Portfolio.



 PLACEMENT AGENT

         The Portfolio has not retained the services of a principal underwriter or distributor, since interests in the Portfolio are offered solely in private placement transactions. 59 Wall Street Distributors, Inc. acting as agent for the Portfolio, serves as the placement agent of interests in the Portfolio. 59 Wall Street Distributors receives no compensation for serving as placement agent.


CUSTODIAN

     Brown Brothers Harriman, 40 Water Street, Boston, MA 02109, is the Custodian for the Portfolio.

         As Custodian, it is responsible for maintaining books and records of portfolio transactions and holding the Portfolio's securities and cash pursuant to a custodian agreement with the Portfolio. Cash is held for the Portfolio in demand deposit accounts at the Custodian. Subject to the supervision of the Administrator, the Custodian maintains the accounting and portfolio transaction records for the Portfolio and each day computes the net asset value and net income of the Portfolio.

INDEPENDENT AUDITORS

         Deloitte & Touche LLP, Boston, Massachusetts are the independent auditors of the Portfolio.

ITEM 16.  BROKERAGE ALLOCATION, TRANSACTIONS AND OTHER PRACTICES.

         Brown Brothers Harriman, as Investment Adviser for the Portfolio, places orders for all purchases and sales of portfolio securities, enters into repurchase and reverse repurchase agreements and executes loans of portfolio securities. Fixed-income securities are generally traded at a net price with dealers acting as principal for their own account without a stated commission. The price of the security usually includes a profit to the dealer. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain money market instruments may be purchased directly from an issuer, in which case no commissions or discounts are paid. From time to time certificates of deposit may be purchased through intermediaries who may charge a commission for their services.

         Brown Brothers Harriman does not seek profits through short-term trading. However, Brown Brothers Harriman may on behalf of the Portfolio dispose of any portfolio security prior to its maturity if it believes such disposition is advisable even if this action realizes profits.

         Money market securities are generally traded on a net basis and do not normally involve either brokerage commissions or transfer taxes. Where possible transactions on behalf of the Portfolio are entered directly with the issuer or from an underwriter or market maker for the securities involved. Purchases from underwriters of securities may include a commission or concession paid by the issuer to the underwriter, and purchases from dealers serving as market makers may include a spread between the bid and asked price. The policy of the Portfolio regarding purchases and sales of securities is that primary consideration will be given to obtaining the most favorable prices and efficient executions of transactions. In seeking to implement the Portfolio's policies, the Investment Adviser effects transactions with those brokers and dealers who the Investment Adviser believes provide the most favorable prices and are capable of providing efficient executions. If the Investment Adviser believes such prices and executions are obtainable from more than one broker or dealer, it may give consideration to placing portfolio transactions with those brokers and dealers who also furnish research and other services to the Portfolio and or the Investment Adviser. Such services may include, but are not limited to, any one or more of the following: information as to the availability of securities for purchase or sale; statistical or factual information or opinions pertaining to investment; and appraisals or evaluations of portfolio securities.

         Since brokerage commissions are not normally paid on investments which are made for the Portfolio, turnover resulting from such investments should not adversely affect the net asset value of the Portfolio. In connection with portfolio transactions for the Portfolio, Brown Brothers Harriman intends to seek best price and execution on a competitive basis for both purchases and sales of securities. For the fiscal years ended June 30, 1998 and 1999, the Portfolio paid no brokerage commissions.


     On those occasions when Brown Brothers Harriman deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers, Brown Brothers Harriman, to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions, if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction are made by Brown Brothers Harriman in the manner it considers to be most equitable and consistent with its fiduciary obligations to its customers, including the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

         The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified percentage of the outstanding interests in the Portfolio) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified percentage of the outstanding interests in the Portfolio. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The end of the Portfolio's fiscal year is June 30.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

      Investor inquiries may be directed to 59 Wall Street Distributors, 21 Milk Street, Boston, Massachusetts 02109, (617) 423-0800.


         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the
                                      B-18
vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

         The Portfolio's Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

         Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange is open for regular trading and New York banks are open for business. At 4:00 P.M., New York time on each such business day, the value of each investor's beneficial interest in the Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. The investor's percentage of the aggregate beneficial interests in the Portfolio is then recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of 4:00 P.M., New York time on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of 4:00 P.M., New York time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of 4:00 P.M., New York time on the following business day of the Portfolio.

         The net income and capital gains and losses, if any, of the Portfolio are determined at 4:00 P.M., New York time on each business day. Net income for days other than business days is determined as of 4:00 P.M., New York time on the immediately preceding business day. All the net income, as defined below, and capital gains and losses, if any, so determined are allocated pro rata among the investors in the Portfolio at the time of such determination.

         For this purpose the net income of the Portfolio (from the time of the immediately preceding determination thereof) consists of (i) accrued interest, accretion of discount and amortization of premium on securities held by the Portfolio, less (ii) all actual and accrued expenses of the Portfolio (including the fees payable to the Investment Adviser and Administrator of the Portfolio).

         The securities held by the Portfolio are valued at their amortized cost. Pursuant to a rule of the Securities and Exchange Commission, an investment company may use the amortized cost method of valuation subject to certain conditions and the determination that such method is in the best interests of the Portfolio's investors. The use of amortized cost valuations is subject to the following conditions: (i) as a particular responsibility within the overall duty of care owed to the Portfolio's investors, the Trustees of the Portfolio have established procedures reasonably designed, taking into account current market conditions and the investment objective of its investors, to stabilize the net asset value as computed; (ii) the procedures include periodic review by the Trustees of the Portfolio, as they deem appropriate and at such intervals as are reasonable in light of current market conditions, of the relationship between the value of the Portfolio's net assets using amortized cost and the value of the Portfolio's net assets based upon available indications of market value with respect to such portfolio securities; (iii) the Trustees of the Portfolio will consider what steps, if any, should be taken if a difference of more than 1/2 of 1% occurs between the two methods of valuation; and (iv) the Trustees of the Portfolio will take such steps as they consider appropriate, such as shortening the average portfolio maturity, realizing gains or losses as a result of investment in the Portfolio, establishing the value of the Portfolio's net assets by using available market quotations, or reducing the number of interests in the
                                      B-19

Portfolio, to minimize any material dilution or other unfair results which might arise from differences between the two methods of valuation.

         Any reduction of outstanding interests will be effected by having each investor contribute to the Portfolio's capital the necessary interests on a pro rata basis. Each investor will be deemed to have agreed to such contribution in these circumstances by that investor's investment in the Portfolio.

         Such conditions also generally require that: (i) investments for the Portfolio be limited to instruments which the Trustees of the Portfolio determine present minimal credit risks and which are of high quality as determined by any nationally recognized statistical rating organization that is not an affiliated person of the issuer of, or any issuer, guarantor or provider of credit support for, the instrument, or, in the case of any instrument that is not so rated, is of comparable quality as determined by the Investment Adviser under the general supervision of the Trustees of the Portfolio; (ii) a dollar-weighted average portfolio maturity of not more than 90 days be maintained and no instrument is purchased with a remaining maturity of more than 397 days; (iii) the Portfolio's available cash will be invested in such a manner as to reduce such maturity to 90 days or less as soon as is reasonably practicable, if the disposition of a portfolio security results in a dollar-weighted average portfolio maturity of more than 90 days; and (iv) no more than 5% of the Portfolio's total assets may be invested in the securities of any one issuer (other than U.S. Government securities).

ITEM 19.  TAX STATUS.

         The Portfolio is organized as a New York trust. The Portfolio is not subject to any income or franchise tax in the State of New York or the Commonwealth of Massachusetts. However each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

         Although, as described above, the Portfolio will not be subject to federal income tax, it will file appropriate income tax returns.

         It is intended that the Portfolio's assets will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code.

         Gains or losses on sales of securities by the Portfolio will be treated as long-term capital gains or losses if the securities have been held by it for more than one year. Other gains or losses on the sale of securities will be short-term capital gains or losses.

ITEM 20.  UNDERWRITERS.

         The placement agent for the Portfolio is 59 Wall Street Distributors, which receives no compensation for serving in this capacity.

Other investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

         Not applicable.

ITEM 22.  FINANCIAL STATEMENTS.



       The Portfolio's June 30, 2001 annual report filed with the Securities and Exchange Commission pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder is incorporated herein by reference.

                                     PART C

ITEM 23. EXHIBITS.

                  (a)(i)   Declaration of Trust of the Registrant as amended.(2)

                  (a)(ii) Certificate of Amendment to Declaration of Trust of the Registrant.(3)

                  (b)      By-Laws of the Registrant. (2)

                  (d)(i)   Investment Advisory Agreement between the Registrant
                         and Brown Brothers Harriman (2)

                  (d)(ii) Investment Advisory Agreement between the Registrant and Brown Brothers Harriman, as amended and restated. (4)

                  (g)(i) Custodian Contract between the Registrant and State Street Bank and Trust Company. (1)

                  (g)(ii)  Form of Custodian Contract between the Registrant and Brown Brothers Harriman (4)

                  (h)(i) Administration Agreement between the Registrant and Brown Brother Harriman Trust Company (Cayman) Limited. (1)

                  (h)(ii) Administration Agreement between the Registrant and Brown Brothers Harriman Trust Company.(3)

                  (h)(iii) License Agreement between the Registrant and
                           Brown Brothers Harriman (4)

                  (l) Investment representation letters of initial investors. (1)

                  (p)      Not applicable.

                  27       Financial Data Schedule. (3)
---------------------

(1)      Filed with the initial Registration Statement on October 28, 1994.
(2)      Filed with Amendment No. 1 to the Registration Statement on October 27,
         1995
(3)      Filed with Amendment No. 5 to this Registration Statement on
         October 28, 1999.
(4)      Filed with Amendment No. 6 to this Registration Statement on
         June 30, 2000.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.

                  Not applicable.

ITEM 25.  INDEMNIFICATION.

         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed in the initial Registration Statement as an Exhibit.

         The Trustees and officers of the Registrant are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

         The Registrant's investment adviser, Brown Brothers Harriman, is a New York limited partnership. Brown Brothers Harriman conducts a general banking business and is a member of the New York Stock Exchange.

     To the knowledge of the Registrant, none of the general partners or officers of Brown Brothers Harriman is engaged in any other business, profession, vocation or employment of a substantial nature.

ITEM 27.  PRINCIPAL UNDERWRITERS.

         Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.

         All accounts, books and other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are maintained at the offices of:

         BBH U.S. Money Market Portfolio
         63 Wall Street
         New York, NY  10005

         Brown Brothers Harriman
         59 Wall Street
         New York, NY  10005
         (investment adviser)

         Brown Brothers Harriman Trust Company, LLC
         63 Wall Street
         New York, NY  10005
         (administrator)

          59 Wall Street Administrators, Inc.
         21 Milk Street
         Boston, MA  02109
         (subadministrator)

         59 Wall Street Distributors, Inc.
         21 Milk Street
         Boston, MA  02109
         (placement agent)
                                       C-2

         Brown Brothers Harriman
         40 Water Street
         Boston, MA  02109
         (custodian)

ITEM 29.  MANAGEMENT SERVICES.

         Not applicable.

ITEM 30.  UNDERTAKINGS.

         Not applicable.

                                   SIGNATURES

       Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Boston, Massachusetts on the 16th day of August, 2002.

                                               BBH U.S. Money Market Portfolio


                                               By /s/TIMOTHY J. CONNELLY
                                               Timothy J. Connelly, President